Exhibit 99.1

DOLLAR TREE, INC. HOSTS ANNUAL MEETING OF SHAREHOLDERS

CHESAPEAKE, Va.--June 19, 2008--Dollar Tree, Inc. (NASDAQ: DLTR), the nation's largest $1.00 discount variety store chain, held its Annual Meeting of Shareholders today at the Princess Anne Country Club, in Virginia Beach, Virginia.

Shareholders re-elected Macon F. Brock, Jr., Mary Anne Citrino, Richard G. Lesser, and Thomas E. Whiddon, to serve on the Board of Directors.

Shareholders elected Arnold S. Barron, Carl P. Zeithaml, and Lemuel Lewis, who had been previously appointed by the Board, to serve on the Board of Directors.

Shareholders also approved the following, all of which are described in the Company’s 2008 proxy statement:

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Amendments to the Company's 2003 Equity Incentive Plan, the 2004 Executive Officer Equity Plan, and the 2005 Employee Stock Purchase Plan, each of which reflects the change to the new Holding Company structure;

•	Re-approval of the performance measures and award limits for the Company's 2003 Equity Incentive Plan, the 2004 Executive Officer Equity Plan, and the 2004 Executive Officer Cash Bonus Plan;

•	Amendments to the Company's 2004 Executive Officer Cash Bonus Plan, and the 2004 Executive Officer Equity Plan;

•	An amendment to the Company's Articles of Incorporation and Bylaws, eliminating the supermajority voting requirement.

Dollar Tree operated 3,489 stores in 48 states as of June 19, 2008.

CONTACT:
Dollar Tree, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com